EXHIBIT 99.1

News Release

Investor Contact:	Chris O’Neal Senior Vice President - Strategy, Corporate Development and Investor Relations	EnPro Industries, Inc. 5605 Carnegie Boulevard Charlotte, North Carolina 28209- 4674
Phone:	704-731-1527	Phone: 704-731-1500
Fax: 704-731-1511
Email:	investor.relations@enproindustries.com	www.enproindustries.com

EnPro Industries to Acquire LeanTeq Co., Ltd.

•	Strengthens and expands EnPro’s existing $100M+ presence in the semiconductor industry, with a primary focus on the aftermarket

•	Adds proprietary technology, capabilities and a highly differentiated service offering for semiconductor manufacturing equipment

•	Aligns with EnPro’s growth strategy and fits its acquisition criteria with a focus on technical expertise, niche markets, mission-critical applications and significant aftermarket contribution

•	Compelling growth and margin profile with consistent cash generation track record

•	Expected to be accretive to adjusted EPS in the first full year following closing

CHARLOTTE, N.C., July 22, 2019 — EnPro Industries, Inc. (NYSE: NPO), a manufacturer of highly engineered industrial products, today announced that it has entered into an agreement to acquire LeanTeq Co., Ltd., a privately-held, Taiwan-based company. LeanTeq primarily provides refurbishment services for critical components and assemblies used in state-of-the-art semiconductor equipment. This equipment is used to produce the latest and most technologically advanced microchips for smartphones, autonomous vehicles, high-speed wireless connectivity (5G), artificial intelligence, and other leading-edge applications. Upon completion of the acquisition, LeanTeq will be part of EnPro’s Technetics Group within the Sealing Products segment. Technetics Group designs and produces custom, highly engineered components for demanding applications in the semiconductor, aerospace and nuclear markets.

LeanTeq partners closely with OEMs throughout the development and production lifecycle to achieve Process of Record qualifications, enabling long-term, recurring aftermarket revenue. Aftermarket refurbishment services represent approximately 65% of LeanTeq’s total sales. LeanTeq’s suite of services includes cleaning, coating, analytical testing, inspection and verification, kit assembly, failure analysis, and other value-added services. Founded in 2011 and headquartered in Taoyuan City, Taiwan, LeanTeq has two locations in Taiwan and one in the United States (Silicon Valley), and approximately 260 employees.

“LeanTeq complements Technetics Group, adding to our deep expertise and expanding the mission-critical suite of products we offer to our customers,” said Steve Macadam, President and Chief Executive Officer of EnPro. “The acquisition of LeanTeq demonstrates our commitment to investing in proprietary technologies in attractive and growing end markets and is consistent with our growth strategy, adding advanced technical capabilities, excellent financial characteristics, an experienced management team and significant aftermarket business. We look forward to welcoming LeanTeq employees to EnPro and working together to create value for our OEM partners, customers, and shareholders.”

Compelling Strategic and Financial Benefits

•

Proprietary Capabilities and Technology: LeanTeq maintains a market-leading position with highly differentiated, proprietary technology and processes, and a commitment to stringent technical specifications. LeanTeq is a leader in cleaning for advanced nodes.

•

Growth Acceleration: LeanTeq serves the faster-growing advanced technology node market, which is expected to grow 4.5x faster than the broader market through 2025[1], that is benefiting from demand for the latest smartphone technology, autonomous vehicles, high-speed wireless connectivity (5G), artificial intelligence, and other leading-edge applications.

•

Strong Customer Relationships: LeanTeq’s unique value proposition, including fast turnaround times and improved yield rates, has resulted in strategic relationships with leading semiconductor companies.

•

Experienced Leadership: LeanTeq’s senior executives, who will continue with the business after closing, possess an average of over 20 years of semiconductor industry experience, both in Asia and the U.S., resulting in deep domain expertise and industry relationships.

•

Compelling Financial Profile: LeanTeq has strong recurring revenue driven by its aftermarket focus, expected double-digit growth, insulation from industry and economic cyclicality, consistent cash generation and high return on operating capital.

Transaction Terms and Financing

LeanTeq complements EnPro’s existing $100M+ semiconductor presence and fits with EnPro’s growth strategy communicated over the past several years. Along with the acquisition of The Aseptic Group, announced on July 2, 2019, LeanTeq represents another step towards EnPro’s strategy to grow in highly attractive markets and applications. The combined purchase price of these two transactions is approximately $345 million. The initial annual impact of the transactions is anticipated to include pro forma sales of approximately $55 million and an increase in Sealing Products segment EBITDA margin of approximately 175-200 bps.

EnPro is financing the two transactions through a combination of funds from cash, a revolving credit facility, a new term loan facility, and rollover equity from LeanTeq executives. Pro forma Net Debt to Adjusted EBITDA is expected to be approximately 2.7x at the closing of the LeanTeq transaction. EnPro’s cash generation capacity is expected to provide sufficient funds for reducing net debt to within our stated long-term target range of 1.5x to 2.0x by the end of 2020.

The transaction, which is subject to customary closing conditions, including regulatory approvals, is expected to close in the fourth quarter of 2019.

Wells Fargo Securities and Gibson Dunn & Crutcher, LLP are serving as advisors to EnPro. GCA Advisors and Skadden, Arps, Slate, Meagher & Flom LLP are serving as advisors to LeanTeq.

Conference Call and Webcast Information

EnPro will hold a conference call today, July 22, at 8:30 a.m. Eastern Time to discuss the LeanTeq transaction. Investors who wish to participate in the call should dial 1-877-407-0832 approximately 10 minutes before the call begins and provide conference ID number 13693001. A live audio webcast of the call and accompanying slide presentation will be accessible on the company’s website, https://www.enproindustries.com. To access the presentation, log on to the webcast by clicking the link on the company’s home page.

[1]	Source: International Business Strategies, Wall Street Research

About EnPro Industries

EnPro Industries, Inc. is a leader in sealing products, metal polymer and filament wound bearings, components and service for reciprocating compressors, diesel and dual-fuel engines and other engineered products for use in critical applications by industries worldwide. For more information about EnPro, visit the company’s website at http://www.enproindustries.com.

About LeanTeq Co., Ltd.

Founded in 2011, LeanTeq primarily provides cleaning, testing and verification refurbishment services for critical components and assemblies used in state-of-the-art semiconductor equipment. Since its founding, LeanTeq’s customer base has expanded from Taiwan to many other countries around the world and includes integrated device manufacturers, foundries, and OEM equipment suppliers. LeanTeq offers highly differentiated, proprietary, technology-enabled processes through a comprehensive service offering, market-leading process tool expertise, and broad materials proficiency. These capabilities extend the service life cycle of parts and shorten the time for cleaning of chamber components. For more information about LeanTeq, visit the company’s website at http://www.leanteq.com.tw/english/.

Forward-Looking Statements

Statements in this press release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to uncertainties with respect to the timing of the closing of the acquisition of LeanTeq, including when and whether all conditions to closing will be satisfied, uncertainties with respect to the future performance of LeanTeq following its acquisition by EnPro, including the impact of the acquisition on existing customer relationships, uncertainties with respect to general economic conditions in the markets it serves and the impact of fluctuations in relevant foreign currency exchange rates, as well as the following uncertainties and risks with respect to EnPro: general economic conditions in the markets served by EnPro’s businesses, some of which are cyclical and experience periodic downturns; prices and availability of its raw materials; the impact of fluctuations in relevant foreign currency exchange rates; unanticipated delays or problems in introducing new products; the incurrence of contractual penalties for the late delivery of long lead-time products; announcements by competitors of new products, services or technological innovations; changes in its pricing policies or the pricing policies of its competitors; and the amount of any payments required to satisfy contingent liabilities related to discontinued operations of its predecessors, including liabilities for certain products, environmental matters, employee benefit obligations and other matters. EnPro’s filings with the Securities and Exchange Commission, including its most recent Form 10-K, describe these and other risks and uncertainties in more detail. EnPro does not undertake to update any forward-looking statements made in this press release to reflect any change in management’s expectations or any change in the assumptions or circumstances on which such statements are based.